Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 9192 Red Branch Road, Suite 110 Columbia, MD 21045 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy Technologies, Inc. and National Renewable Energy Laboratory Create Improved Process for Technology Capable of Generating Electricity on See-Through Glass

Columbia, MD – June 18, 2012 – New Energy Technologies, Inc., developer of see-through solar cells for generating electricity on glass, today announces an improvement in its manufacturing technique that should lead to higher speed, lower costs and greater durability.

Teaming with the US Department of Energy’s National Renewable Energy Laboratory, New Energy Technologies Inc. (OTCQB: NENE) has developed the use of low-cost materials and a special application technique that could help optimize the movement of electrons within the ultra-thin solar cells. This should increase the amount of electricity produced when New Energy’s see-through SolarWindow™ prototype is exposed to natural or artificial light.

Importantly, the improvement to the technology can be executed at ambient pressure and low temperatures, allowing researchers to avoid the use of materials that must otherwise be deposited using high temperature vacuum deposition. Vacuum deposition is both expensive and time-consuming and, thus, not practical for high speed and large-scale applications. Today’s innovation promotes low processing temperatures, enabling high-speed roll-to-roll (R2R) and sheet-to-sheet (S2S) manufacturing. This large-area, R2R and S2S fabrication capability and improved durability of SolarWindow™ technology are crucial for production of market-ready electricity-generating coatings on see-through glass and plastic.

Previously, New Energy, with assistance from University of South Florida and NREL, developed important improvements to New Energy’s SolarWindow™ technology, capable of generating electricity on see-through glass. These improvements include enhancements that address advancing durability, power performance, and cost-effective manufacturability – all important to the eventual commercial deployment of New Energy’s SolarWindow™ technology.	NREL Scientist, Dr. Heather A.S. Platt (foreground) and New Energy Principal Scientist, Dr. Scott R. Hammond Work on Company’s SolarWindow™ Technology

Today’s announcement marks the latest in a series of technical accomplishments that Company and NREL research teams have recently achieved.

“Over the past few months, our researchers have unveiled a virtually invisible conductive wiring system, which collects and transports electricity on SolarWindow™ prototypes, and have fabricated a large area working module, which is more than 14-times larger than previous organic photovoltaic devices fabricated at NREL,” stated Mr. John A. Conklin, President and CEO of New Energy Technologies, Inc. “Earlier, we developed our first-ever working SolarWindow™ prototype using a faster, rapid scale-up process for applying solution-based coatings.

“Together, these achievements have moved us closer to our manufacturing, scale-up, durability, and power production goals - all important factors to advancing our SolarWindow™ technology towards commercial launch,” Conklin added.

To generate electricity on SolarWindow™ prototypes, researchers creatively layer and arrange unique, ultra-thin see-through solar cells onto glass. Each of these cells is arranged in a network and interconnected by way of a virtually invisible grid-like wiring system.

Within these ultra-thin solar cells, the light-induced movement of electrons generates electricity. When SolarWindow™ prototypes are exposed to light, the light’s energy prompts electron movement through specific physical and chemical mechanisms leading to power generation.

Dr. Scott R. Hammond, Principal Scientist at New Energy Technologies, Inc., believes the discovery announced today could also favorably improve durability and shelf-life of the Company’s future SolarWindow™ products. “NREL scientists have previously published unrelated results that demonstrate dramatic improvements to the operational and shelf-life of unprotected (i.e., non-encapsulated) photovoltaic devices utilizing related materials when subjected to continuous illumination. No doubt, this is a promising and significant advancement.”

Currently under development for eventual commercial deployment in the estimated 85 million commercial buildings and homes in America, SolarWindow™ technology is the subject of ten patent filings and is the world’s first-of-its-kind technology capable of generating electricity on see-through glass windows.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

●	MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of 36 US and International patent applications. An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

●	SolarWindow™ technologies, which enable see-through windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings – the subject of ten patent applications. These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation. Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start-up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.